UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  October 21, 2014

     HEALTHEQUITY, INC.
 (Exact name of registrant as specified in its charter)

Delaware	001-36568	52-2383166
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15 West Scenic Pointe Drive
Suite 100
Draper, Utah 84020
(877) 694-3942
(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 24, 2014, HealthEquity, Inc. (the “Company” or “HealthEquity”) issued a press release announcing that E. Craig Keohan resigned as Executive Vice President of Sales and Marketing for personal reasons.  In connection with the departure of Mr. Keohan, the board of directors of HealthEquity has appointed Matthew Sydney as Executive Vice President, Sales and Marketing.
Mr. Sydney, age 41, has served as the Company’s Senior Vice President of Regional and Commercial Sales since May 2010.  From November 2008 to May 2010, Mr. Sydney was Senior Director, Business Development for AllOne Health Inc., a provider of health, wellness and benefit solutions.  From May 2005 to October 2008 Mr. Sydney was the Company’s Vice President, Corporate Development.  Mr. Sydney holds a Masters in Public Health from Emory University and a B.S. in Biology from the University of Michigan.
There are no family relationships between Mr. Sydney and any of the Company’s directors or executive officers, and there is no arrangement or understanding between Mr. Sydney or any other person and the Company or any of its subsidiaries pursuant to which he was appointed as an officer of the Company.  There are no transactions between Mr. Sydney or any of his immediate family members and the Company or any of its subsidiaries that would be required to be reported under Item 404(a) of Regulation S-K.
In connection with Mr. Sydney’s appointment, the Compensation Committee approved and the Company delivered to Mr. Sydney an offer letter pursuant to which Mr. Sydney’s compensation (including both base salary and bonus) will remain unchanged for the balance of the Company’s 2015 fiscal year.  Effective as of February 1, 2015, Mr. Sydney’s base salary will be increased from $160,000 to $200,000.  In addition, he will be eligible to participate in an executive sale bonus plan pursuant to which he will be eligible to earn an annual target bonus equal to up to $185,000 upon the achievement of certain performance targets, 20% of which will be tied to the achievement of Company-wide goals, and the remaining 80% of which will be tied to the sales team meeting sales targets.  In addition, if the Company’s sales performance exceeds “target performance,” Mr. Sydney will be eligible to receive an additional “kicker” bonus equal to up to $50,000 (if the Company achieves at least 115% of target performance but not more than 125% of target performance), up to $100,000 (if the Company achieves at least 125% of target performance but not more than 150% of target performance) or up to $140,000 (if the Company achieves at least 150% of target performance).
As part of any bonus earned under the executive sales bonus plan described above, Mr. Sydney will be eligible to earn a monthly bonus equal to $.40 per newly activated Health Savings Account for which the Company acts as sole custodian of account funds and is permitted to earn normal rates of return on those funds, excluding any Health Savings Accounts acquired from third parties, calculated at the end of each month and payable in the month following the month in which the new Health Savings Account is activated. Any such monthly bonus payable to Mr. Sydney will reduce the amount of the annual bonus that he is otherwise eligible to receive from the Company for such fiscal year.
The Company also granted Mr. Sydney non-qualified stock options to purchase 100,000 shares of the Company’s common stock effective as of the date of his appointment, 50,000 of which will vest ratably over four years on each anniversary of the effective date of his appointment and the remaining 50,000 of which will vest based on the Company’s attainment of certain performance criteria, in each case, subject to his continued employment with the Company.  Mr. Sydney also entered into a Team Member Confidentiality and Intellectual Property Transfer Agreement pursuant to which he is subject to a non-solicit and non-compete while employed by the Company and for six months thereafter if his employment is terminated by him voluntarily or by the Company with “cause” (as defined in the agreement).
In connection with Mr. Keohan’s resignation, the Company and Mr. Keohan have entered into a Separation Agreement and Release (the “Agreement”) dated October 21, 2014.  Pursuant to the Agreement, in exchange for a general release of claims and other consideration, Mr. Keohan will be paid his base salary through December 31, 2014 and will receive an additional lump sum cash payment equal to $100,000 on or about January 15, 2015.  He will also be reimbursed for certain COBRA expenses incurred through December 31, 2014 and for certain moving expenses.  In addition, the exercise period for Mr. Keohan’s vested stock options has been extended until the date that is 30 business days following the expiration of the “lock-up” period set forth in the lock-up agreement Mr. Keohan entered into in connection with the Company’s initial public offering.
In exchange for the payments and benefits under the Agreement, Mr. Keohan has agreed (i) not to compete with the Company for a period of nine months following his departure and (ii) not to engage in conduct which, directly or indirectly, causes or attempts to cause any Company employee or other service provider to terminate his or her service with the Company and not to interfere (or attempt to interfere), directly or indirectly, with the Company’s relationship with any client, customer or licensee for a period of 24 months following his departure.
A copy of the Company’s press release announcing the appointment of Mr. Sydney as Executive Vice President, Sales and Marketing and the departure of Mr. Keohan has been filed as Exhibit 99.1 to this Report.  The foregoing descriptions of the Agreement and Mr. Sydney's offer letter are qualified in their entirety by reference to the Agreement and Offer Letter, copies of which are also being filed as Exhibit 10.1 and 10.2 to this Report, respectively.
Item 9.01.	Financial Statements and Exhibits

(d)            Exhibits.

Exhibit Number	Description

10.1	Separation and Release Agreement, dated October 21, 2014, by and between the Company and E. Craig Keohan.
10.2	Offer letter to Matthew Sydney, dated October 25, 2014.
99.1	Press Release, dated October 24, 2014, issued by HealthEquity, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHEQUITY, INC.

By:	/s/ Darcy Mott
	Name:	Darcy Mott
	Title:	Executive Vice President and
Chief Financial Officer

Date:  October 27, 2014

EXHIBIT INDEX

Exhibit Number	Description

10.1	Separation and Release Agreement, dated October 21, 2014, by and between the Company and E. Craig Keohan.
10.2	Offer letter to Matthew Sydney, dated October 25, 2014.
99.1	Press Release, dated October 24, 2014, issued by HealthEquity, Inc.